                                                                   EXHIBIT 99.2

                            JOINT FILER INFORMATION

   Item                                    Information

Name:                        Wells Fargo Municipal Capital Strategies, LLC

Address:                     375 Park Avenue
                             New York, New York 10152

Date of Event Requiring      March 29, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or    Nuveen Georgia Quality Municipal Income Fund [NKG]
Trading Symbol:

Relationship of Reporting    10% Owner
Person(s) to Issuer:

If Amendment, Date Original  Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group    Form filed by More than One Reporting Person
Filing:

Signature:                   WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                               By: /s/ Alejandro Piekarewicz
                                   -------------------------
                               Name: Alejandro Piekarewicz
                               Title: Vice President
                               Date: March 31, 2023